As filed with the Securities and Exchange Commission on January 24, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CATAPULT COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	77-0086010
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
160 South Whisman Road
Mountain View, California 94041
(650) 960-1025
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1998 STOCK PLAN
(Full title of the plans)

Christopher Stephenson
Vice President,
Chief Financial Officer and Secretary
CATAPULT COMMUNICATIONS
CORPORATION
160 South Whisman Road
Mountain View, California 94041
(650) 960-1025
(Name, address and telephone number of agent for service)

Copies to:
HENRY P. MASSEY, JR., ESQ.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered	Per Share	Price	Fee
Common Stock, $.001 per share par value: to be issued under the 1998 Stock Plan (1)	1,000,000 shares	$8.82(2)	$8,820,000.00	$943.74

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1998 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of the Registrant’s Common Stock as reported by the Nasdaq Global Select Market on January 17, 2007, which is a date within five business days prior to filing this Registration Statement.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 23.3

     The contents of the Registrant’s Registration Statement on Form S-8 as filed with the Commission on March 31, 1999 (File No. 333-75367) and Registration Statement on Form S-8 as filed with the Commission on August 12, 2003 (File No. 333-107863) are incorporated herein by reference.
* * * * * *
PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit
Number	Documents
4.1	Catapult Communications Corporation’s 1998 Stock Plan, as amended and restated through January 24, 2006*

5.1	Opinion of Counsel as to legality of securities being registered

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page)

*	Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated January 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Catapult Communications Corporation, a corporation organized and existing under the laws of the State of Nevada, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 24, 2007.

CATAPULT COMMUNICATIONS CORPORATION

By:	/s/ Christopher Stephenson
Christopher Stephenson, Vice President and Chief
Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Karp and Christopher Stephenson, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard A. Karp (Richard A. Karp)	Director, Chairman of the Board, Chief Executive Officer (Principal Executive Officer)	January 24, 2007

/s/ Christopher Stephenson (Christopher Stephenson)	Vice President and Chief Financial Officer (Principal Financial Officer)	January 24, 2007

/s/ Peter S. Cross (Peter S. Cross)	Director	January 24, 2007

/s/ R. Stephen Heinrichs (R. Stephen Heinrichs)	Director	January 24, 2007

/s/ Nancy H. Karp (Nancy H. Karp)	Director	January 24, 2007

/s/ Henry P. Massey, Jr. (Henry P. Massey, Jr.)	Director	January 24, 2007

/s/ John M. Scandalios (John M. Scandalios)	Director	January 24, 2007

/s/ Charles L Waggoner (Charles L. Waggoner)	Director	January 24, 2007

CATAPULT COMMUNICATIONS CORPORATION
REGISTRATION STATEMENT ON FORM S-8
INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Catapult Communications Corporation’s 1998 Stock Plan, as amended and restated through January 24, 2006*

5.1	Opinion of Counsel as to legality of securities being registered

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page)

*	Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated January 30, 2006.

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